May 10, 2000





Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549




                      Re: Residential Funding Mortgage Securities II, Inc. Registration Statement on Form S-3/A
                             Registration No. 333-36244

Dear Sirs:

        Pursuant to Rule 461 of the Rules and Regulations under the Securities Act of 1933, as amended, we hereby request acceleration of the effective date of the above-referenced Registration Statement so that it may become effective by 9:00 a.m., Eastern Standard Time, on May 12, 2000 or as soon as practicable thereafter.

                                       Very truly yours,


                                       RESIDENTIAL FUNDING MORTGAGE
                                       SECURITIES II, INC.


                                       By:____________________________*
                                       Name: Christopher J. Nordeen
                                       Title:President

*By:/A/Lisa R. Lundsten
    Lisa R. Lundsten
    Attorney-in-fact